UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ALLY FINANCIAL INC. (Exact name of registrant as specified in its charter) DELAWARE (State of incorporation or organization) 38-0572512 (I.R.S. Employer Identification No.)	GMAC CAPITAL TRUST I (Exact name of registrant as specified in its charter) DELAWARE (State of incorporation or organization) 27-6372943 (I.R.S. Employer Identification No.)

200 Renaissance Center P.O. Box 200 Detroit, Michigan	48265-2000
(Address of each of the registrant’s principal executive offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant of General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-165608 and 333-165608-01

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
8.125% Fixed Rate/Floating Rate Trust Preferred Securities, Series 2 of GMAC Capital Trust I (and the Guarantee with respect thereto)	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrants’ Securities to be Registered.

For a description of the 8.125% Fixed Rate/Floating Rate Trust Preferred Securities, Series 2 of GMAC Capital Trust I (the “Series 2 Trust Preferred Securities”) and the Guarantee of Ally Financial Inc. with respect thereto (the “Series 2 Guarantee”), reference is made to the information set forth under the headings: (a) “Description of the Series 2 Trust Preferred Securities” and “Description of the Guarantees” in the prospectus contained in the Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (Registration Nos. 333-165608 and 333-165608-01) of the Registrants, as filed with the Securities and Exchange Commission (the “Commission”) on March 1, 2011, under the Securities Act of 1933, as amended (the “Act”), and (b) “Description of the Series 2 Trust Preferred Securities” in the prospectus supplement dated March 2, 2011, as filed with the Commission on March 3, 2011 pursuant to Rule 424(b) under the Act. The above mentioned descriptions contained in Post-Effective Amendment No. 1 to the Registration Statement, the prospectus and the prospectus supplement are incorporated herein by reference.

Item 2.	Exhibits.

2.1	Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of the Registrants filed with the Commission on March 1, 2011 (Nos. 333-165608 and 333-165608-01).

2.2	Certificate of Trust for GMAC Capital Trust I, incorporated by reference to Exhibit 4.5 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of the Registrants filed with the Commission on March 1, 2011 (Nos. 333-165608 and 333-165608-01).

2.3	Form of Second Amended and Restated Declaration of Trust of GMAC Capital Trust I (the “Declaration of Trust”), incorporated by reference to Exhibit 4.1 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of the Registrants filed with the Commission on March 1, 2011 (Nos. 333-165608 and 333-165608-01).

2.4	Form of Series 2 Trust Preferred Security of GMAC Capital Trust I, included in the Declaration of Trust.

2.5	Form of Series 2 Trust Preferred Securities Guarantee Agreement, incorporated by reference to Exhibit 4.4 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of the Registrants filed with the Commission on March 1, 2011 (Nos. 333-165608 and 333-165608-01).

2.6	Form of Amended and Restated Indenture (the “Indenture”), incorporated by reference to Exhibit 4.2 to Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 of the Registrants filed with the Commission on March 1, 2011 (Nos. 333-165608 and 333-165608-01).

2.7	Form of specimen certificate representing Series 2 Debentures, included in the Indenture.

2.8	Prospectus Supplement relating to the offering of the Series 2 Trust Preferred Securities filed with the Commission on March 3, 2011, pursuant to Rule 424(b).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: March 4, 2011

GMAC CAPITAL TRUST I with respect to Series 2

By:	/s/ Matthew M. Brennan
Name: Matthew M. Brennan Title: Administrative Trustee

By:	/s/ Alison M. Summerville
Name: Alison M. Summerville Title: Administrative Trustee

ALLY FINANCIAL INC.

By:	/s/ Cathy L. Quenneville
Name: Cathy L. Quenneville Title: Secretary